EMPLOYMENT AGREEMENT



          EMPLOYMENT AGREEMENT made as of June 24, 1996 by and between Amertranz Worldwide Holding Corp., a Delaware corporation
("Company"), and STUART HETTLEMAN ("Executive").

                       W I T N E S E T H:

          WHEREAS, Executive is currently serving as President and Chief Financial Officer of the Company and is also serving as Executive Vice President of the Company's wholly-owned subsidiaries, Amertranz Worldwide, Inc. ("Amertranz") and
Carribbean Air Services, Inc. ("CAS"); and

          WHEREAS, the Company has recently filed a registration statement with the Securities and Exchange Commission (File No.
333-03613) relating to a proposed public offering (the
"Offering") of the Company's Common Stock and warrants to purchase Common Stock in a firm commitment underwriting to be managed by GKN Securities Corp. (the "Underwriter"); and

          WHEREAS, effective upon the commencement of the Offering (the "Commencement Date") the parties hereto desire to provide for the employment of the Executive by the Company as President and Chief Executive Officer of the Company and as Executive Vice President of Amertranz and CAS upon the terms set forth herein; and

          WHEREAS, the Executive is prepared to accept such employment, upon the terms and conditions hereinafter described.

          NOW THEREFORE, in consideration of the premises and mutual promises and agreements hereinafter set forth, it is agreed as follows:

          1. Effectiveness of this Agreement. This Agreement shall become effective on the Commencement Date, except that if the Commencement Date does not occur on or before September 30, 1996, this Agreement shall be null and void and of no further effect.

          2.   Employment and Duties.

          (a) Executive shall serve as President and Chief Executive Officer of the Company and as Executive Vice President of each of Amertranz and CAS for a term commencing on the Commencement Date and expiring on the third anniversary of the Commencement Date. The Executive agrees to serve the Company faithfully and to the best of his ability and to perform such services and duties of an executive nature in connection with the business, affairs and operations of the Company, Amertranz, CAS and any other subsidiary of the Company as may be reasonably and in good faith assigned or delegated to him from time to time by or under the authority of the Board of Directors of the Company and consistent with the positions of President and Chief Executive Officer of the Company and Executive Vice President of Amertranz and CAS, and to use his best efforts in the promotion and advancement of the Company and its subsidiaries and their welfare and business. Executive shall perform his duties hereunder, to the extent as is or may be reasonably necessary in connection therewith, at the Company's corporate headquarters in Lake Success, New York; provided, however, that the Company acknowledges that Executive's physical presence at the Company's headquarters on a daily basis throughout the term is not necessarily required, having due regard to the ability of Executive to adequately interact with the Company's other employees by telephone, facsimile and computer. The employment with the Company shall be Executive's primary employment during the term of this Agreement; provided, however, that the Company acknowledges that the Executive shall be permitted to pursue outside business interests during the term, but only to the extent that such outside business interests do not interfere with the Executive's duties under this Agreement and do not violate the terms and conditions of Section 8 hereof.

          (b) During the term of employment, Executive shall be nominated by the management of the Company for election as a director of the Company at each meeting of shareholders at which his term of office as a director shall expire. In addition, at his request, the Company shall have Executive elected to the Board of Directors of each of its subsidiaries, including Amertranz and CAS.

          3.   Compensation.

          (a) Base Salary. In consideration of his employment hereunder, the Company shall pay to the Executive, in such installments as shall accord with the normal pay practices of the Company, but no less frequently than monthly, an annual salary at the initial rate of $130,000 per annum ("Base Salary"). As of each anniversary of the Commencement Date, the Base Salary will be increased by an amount equal to the product of (i), (ii) and
(iii), where

                 (i)  is the Base Salary then in effect,

                (ii)  is .5%; and

               (iii) is a fraction, the numerator of which is EBITDA (as hereinafter defined) for the fiscal year of the Company ending prior to such anniversary date and the denominator of which is $100,000.

Additional increases in Base Salary may be awarded to Executive at the discretion of the Board of Directors, subject to the prior written consent of the Underwriter unless and until the Company's

EBITDA for any fiscal year equals or exceeds $________.

          (b) Incentive Compensation. Executive shall be entitled to receive incentive compensation ("Incentive
Compensation") in excess of any Base Salary, based on the Company's EBITDA in any fiscal year during the term hereof, which Incentive Compensation will be equal to the product of (i), (ii) and (iii), where

                 (i) is the Base Salary in effect as of the end of the applicable fiscal year;

                (ii)  is 1%; and

               (iii) is a fraction, the numerator of which is EBITDA for such fiscal year and the denominator of which is $100,000.

Incentive Compensation shall be paid to the Executive no later than 2 1/2 months after the end of the fiscal year for which it is payable, or three days after the audited results for the Company for such year becomes available, whichever is later. In the event the Board of Directors of the Company determines at any time during such year that all or any part of the Incentive Compensation with respect to such year has been earned, the Board of Directors in its sole discretion may pay all or part of such Incentive Compensation prior to the time the Incentive Compensation is due hereunder. Additional compensation, in excess of the Incentive Compensation calculated for any year, may be awarded to Executive at the discretion of the Board of Directors, subject to the prior written consent of the Underwriter unless and until the Company's EBITDA for any fiscal year equals or exceeds $________.


          (c) Definition of EBITDA. For purposes of this Agreement, the term "EBITDA" shall be the income of the Company, but before any (i) interest expense, (ii) income taxes or other taxes based on income, (iii) amortization expense, (iv) depreciation expense and (v) any extraordinary or other one-time income or loss. The calculation of "EBITDA" shall be derived from the audited financial statements of the Company, computed in accordance with generally accepted accounting principles consistently applied.

          4.   Issuance of Stock Option; Additional Stock
Options; Loans for Exercise of Options; Registration Rights.

          (a) Effective upon the Commencement Date, the Company shall issue to Executive an option (the "Option") to purchase 75,000 shares of Common Stock, which shall be exercisable at an exercise price equal to the initial offering price to the public of the Common Stock in the Offering. Such Option shall be issued pursuant to the Company's 1996 Stock Option Plan (the "Plan"),

have a term of ten years and become exercisable, so long as Executive is employed by the Company or any of its subsidiaries, in accordance with the following schedule:

             (i) as to 20,834 shares, the Option shall be exercisable commencing on the 90th day following the Commencement Date;

            (ii) as to an additional 16,666 shares, the Option shall be exercisable commencing on January 2, 1997;

           (iii) as to an additional 18,750 shares, the Option shall be exercisable commencing on January 2, 1998, so long as EBITDA of the Company for the 12 months ended June 30, 1997 exceeds $500,000, provided, however, that if EBITDA for the 12 months ended June 30, 1997 does not exceed $500,000 but EBITDA for the 12 months ended June 30, 1998 exceeds $750,000, the Option shall nevertheless become exercisable as to these 18,750 shares commencing on the date of determination of EBITDA for the 12 months ended June 30, 1998; and

            (iv) as to an additional 18,750 shares, the Option shall be exercisable commencing on January 2, 1999, so long as EBITDA for the 12 months ended June 30, 1998 exceeds $750,000.

; provided, however, that if (i) Executive is terminated for Cause (as defined in Section 7 of this Agreement), the Option shall thereupon terminate to the extent not then exercised, (ii) Executive is terminated without Cause, or dies or is Permanently Disabled (as defined in Section 5 below) at any time during the term of employment, any portion of the Option not yet then exercisable shall thereupon become fully exercisable for the balance of the ten year term of the Option and (iii) the Executive voluntarily terminates employment, the vested portion of the Option at the time of termination shall remain exercisable for the balance of the ten year term of the Option. The Option will, to the maximum extent permitted under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), be classified as an "incentive stock option" under the Code.

          (b) In addition to the Option to be issued pursuant to paragraph (a) of this Section 4, further options to purchase Common Stock may be granted to Executive, under the Plan or otherwise, at the discretion of the Board of Directors, subject to the prior written consent of the Underwriter unless and until the Company's EBITDA for any fiscal year equals or exceeds $________.

          (c) With respect to shares of Common Stock of the Company which may be acquired by Executive pursuant to the Option provided for in this Agreement or options hereafter granted to him, the Company agrees that, to the extent permitted by applicable Delaware law, the Company will lend or cause to be lent to Executive, at Executive's request, funds sufficient to enable him to pay the exercise price of such options from time to time up to the total number of shares covered by said options, so long as Executive is an employee of the Company or any of its subsidiaries at the time a request for any such loan is made. Such loan shall bear interest at the minimum applicable federal rate such that imputed interest will not result, and will be due 36 months after the loan is made, unless Executive is terminated for Cause or voluntarily terminates his employment prior to the end of the term of employment, in which case the loan will be due 12 months following the date of termination. In addition, any such loan shall be secured by shares of Common Stock owned by Executive the fair market value of which shall at any time be not less than 100% of the outstanding principal amount of, and accrued but unpaid interest on, such loan.

          (d) Subject to any contract or agreement to which the Company may be a party with the Underwriter pursuant to which the Company is required to withhold or delay the filing of any registration statement relating to shares issuable pursuant to any option plan of the Company, the Company shall file, as promptly as practicable following the Commencement Date, a registration statement with the Securities and Exchange Commission on Form S-8 (or other then applicable form), registering the shares of the Company's Common Stock issuable to Executive upon exercise of the Option and any other options granted to the Executive, together with (if required to enable the Executive to resell any such shares publicly) a selling shareholder prospectus in conformity with Form S-3 (or any then applicable form). The Company covenants and agrees to file all necessary amendments to such registration statement and to keep same current during the full option exercise term, at its sole cost and expense.

          5.   Permanent Disability; Insurance.

          (a) In the event of termination of Executive's employment due to Permanent Disability (as hereinafter defined), the Company shall thereafter pay the Executive 50% of his then effective Base Salary for the balance of the stated term of this Agreement. In addition, Executive shall be entitled to (i) a pro rata portion of the Incentive Compensation payable pursuant to paragraph 3(b) of this Agreement for the fiscal year in which such termination occurs on the basis of the elapsed time (in full months) during such year that Executive was employed prior to the date of termination, (ii) reimbursement of expenses properly incurred prior to the date of termination (as contemplated by Section 6(b) of this Agreement) and (iii) accrued vacation pay and pension, if any. "Permanent Disability" for purposes hereof shall be deemed to exist if, in the judgment of a physician licensed to practice in the state of Executive's residence who is satisfactory to Executive, Executive will be unable, due to mental or physical incapacity, disease or injury, to perform the duties of his office for a period of not less than six months.
In the event of a termination due to Permanent Disability, the Company shall also continue to include Executive and his family in its group hospitalization, major medical and life insurance plans (if any) until the end of the stated term, with the expense thereof to be borne by the Company.

          (b) (i) The Company shall provide term life insurance on the life of the Executive in the principal amount of $1,000,000 during the term of this Agreement, and pay all premiums with respect to such insurance. The beneficiary or beneficiaries of said insurance shall be as designated in writing to Company by Executive. Executive agrees to submit to any physical examination required by any prospective insurer, and will otherwise cooperate with the Company in connection with obtaining such insurance. The Company shall pay additional compensation to the Executive to hold him harmless from any income taxes he may owe as a result of the premiums paid by the Company with respect to such insurance and as a result of such additional compensation.

              (ii) Upon termination of his employment hereunder, other than for Cause, the Company shall be required to transfer and assign to Executive any policy of life and/or disability insurance then owned by the Company in respect of Executive.

             (iii) In the event the Board of Directors determines to acquire "key man" insurance on the life of Executive, Executive shall cooperate with the Company in obtaining such insurance.

          6.   Executive Benefits; Reimbursement of Expenses.

          (a)  In addition to the benefits set forth under
Section 5 hereof, Executive shall be entitled to participate in all employee benefit plans which may be available at the date hereof or in the future by the Company to employees serving the Company or its subsidiaries in an executive capacity during the term of employment. Benefits for Executive under such plans shall be at least as great as those offered to any other employee of Company and its subsidiaries. Executive shall be entitled to vacations of one month in each calendar year during the term of employment. Vacation periods need not be consecutive and shall carry over to the following calendar years to the extent unused.

          (b) The Company authorizes Executive to incur such expenses as are appropriate for the reasonable and proper conduct of the Company's business, and the Company shall reimburse him no less frequently than monthly for such expenses upon submission of a reasonably detailed accounting thereof, with appropriate substantiation.


          (c) In addition to expenses reimbursable pursuant to paragraph (b) above, the Company shall provide Executive with an automobile allowance of $500 per month during the term of this agreement, and the Company shall reimburse Executive for the insurance, repair, gas, maintenance and mobile telephone expense associated with Executive's automobile.

          7.   Termination.

          (a) The Company may not terminate this Agreement for any reason except for (i) Cause (defined to be either (A) the conviction of Executive for, or Executive pleads nolo contendere to, any crime or offense involving monies or other property of the Company or any other felony or (B) a violation of the provisions of Section 8 hereof (subject to the provisions of paragraph (d) thereof)), or (ii) upon a Permanent Disability as provided in Section 5 hereof. If the employment of Executive is terminated by the Company for Cause, the Company shall have no obligation to Executive except any Base Salary earned to the date of termination, a pro rata portion of the Incentive Compensation payable pursuant to paragraph 3(b) of this Agreement for the fiscal year in which such termination occurs on the basis of the elapsed time (in full months) during such year that Executive was employed prior to the date of termination, reimbursement of expenses properly incurred prior to such date and accrued vacation pay and pension, if any. If the employment of Executive is terminated as a result of a Permanent Disability, the provisions of Section 5 shall apply.

          (b) The occurrence of any of the following will entitle Executive to the benefits set forth in paragraph (c) of this Section 7:

                 (i) Any material breach of this Agreement by the Company, including but not limited to any attempt by the Company to terminate the employment of Executive for any reason other than as set forth in paragraph (a) of this Section 7, any attempt by the Company to remove the Executive from the position of President and Chief Executive Officer of the Company or Executive Vice President of Amertranz or CAS or the assignment of duties to the Executive which are materially inconsistent with those positions; provided, however, that if the breach is cured within the ten day period referred to in Section 10(c) of this Agreement, no breach will be deemed to have occurred hereunder.

                (ii) If, at the expiration of the term of this Agreement, the Company fails to offer Executive the right to continue employment for not less than an additional three year term on terms and conditions which are at least as favorable as those in effect at the end of the stated term.


               (iii) If, without the prior written consent of Executive, at any time after the date hereof, any of the following occurs:

                        (A)  The acquisition, other than from the
               Company, by any individual, entity or group
               (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than TIA, Inc. or Carribbean Freight Service, Inc. or any of their respective affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company having general voting power in electing the Board of Directors of the Company (the "Outstanding Company Voting Securities"); or

                    (B)  Individuals who, as of the date hereof,
               constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                    (C)  Approval by the stockholders of the
               Company of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company, or of a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, immediately following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation, as the case may be; or

                   (D)  Executive is not nominated for a
               directorship of the Company or, if requested, of any subsidiary; or, if nominated, he is not elected by the stockholders; or if there appears to either Executive or the Company to be a clear and reasonable probability (judging, among other things, by proxy returns, competitive proxy solicitations, or adverse vote campaigns), that Executive may not be so elected.

          (c) If any of the events specified in paragraph (b) of this Section 7 occur, Executive may, by written notice to the Company, elect to treat such breach as a termination without Cause within the meaning of this Agreement and terminate his employment as an officer and director of the Company and all subsidiaries. In the event of a termination without Cause, all obligations of Executive hereunder shall terminate, and Executive shall be entitled to the following:

               (i)  Executive may elect to receive either (A),
          (B) or (C) below (the "Severance Compensation"):

                   (A) Continue to receive all compensation and benefits provided by this Agreement as if he had continued to be employed hereunder for the full term of employment (without any duty to mitigate damages).

                   (B) Receive, in lieu of all such compensation and benefits, within ten business days after the date of termination, an amount equal to the sum of
               (x) and (y) below:

                         (x)  all accrued but unpaid Base Salary,
                    Incentive Compensation and other compensation or other amounts due to Executive under this Agreement as of the date of termination; and

                         (y)  the discounted present value of all
                    remaining Base Salary and Incentive
                    Compensation to which Executive would be entitled under this Agreement for all years remaining under the Agreement. "Base Salary" for purposes of this subparagraph shall be deemed the annual Base Salary rate in effect at the time of the discharge, increased by 10% on each successive anniversary of the

                    Commencement Date. "Incentive Compensation" for purposes of this subparagraph shall mean, for any year, an amount equal to 50% of the Base Salary payable to Executive for such year. The discounted present value for the remaining term of the Agreement shall be determined using an interest rate equal to the most recent federal rate published by the Internal Revenue Service for imputing interest applicable to a period of time equal to the period between the date of termination and the expiration date of the stated term of employment.

                    (C)  Receive, in lieu of amounts payable
               under either (A) or (B), within ten business days after the date of termination, an amount equal to 299% of the Executive's Base Salary and Incentive Compensation in respect of the last full fiscal year Executive was employed under this Agreement.

                (ii)  All indebtedness of Executive to the
          Company then outstanding, if any, shall thereupon be forgiven.

               (iii) The group major medical, hospitalization and life insurance coverage (if any) provided to Executive and his family at the time of termination shall be provided for the remainder of the stated term of the Agreement with the cost thereof to be borne by the Company.

                (iv)  All stock options, including but not
          limited to the Option granted pursuant to Section 4 of this Agreement, which were not exercisable at the time of termination of employment shall thereupon become exercisable in full.

          (d) In the event of termination of employment due to death, such termination shall not result in the loss of any rights which the Executive may have as an employee of the Company or any subsidiary at the time of his death pursuant to any insurance or other death benefit plans or arrangements of the Company or any subsidiary or pursuant to any employee benefit plans of the Company or subsidiary or pursuant to any options or rights to acquire shares of Common Stock of the Company (except to the extent that such loss of rights arises under the terms of the instruments governing such plans or arrangements).

          8. Restrictive Covenants. Executive covenants and agrees that:

          (a) Executive will not, at any time during the term of employment hereunder and for two years thereafter, divulge to any person other than a person associated with the Company any secret and confidential information concerning the Company, or any of its subsidiaries, and their respective products, customers and plans which Executive acquired during the course of Executive's employment.

          (b) Executive will not, directly or indirectly, except for the benefit of the Company, at any time during the term of employment hereunder, become an officer, director, stockholder, partner, associate, employee, owner, agent, creditor, independent contractor, co-venturer or otherwise, or be interested in or associated with any other corporation, firm or business engaged in the same or any similar business competitive with that of the Company or any of its subsidiaries.

          (c) Executive will not, directly or indirectly, except for the benefit of the Company, during the term of employment and for a period of two years thereafter:

                (i) (A) solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of Executive or third parties, from persons who were customers of the Company at any time within one year prior to the cessation of Executive's employment hereunder, any business similar to the business transacted by the Company with such customer; or

                    (B)  accept or cause or authorize, directly
          or indirectly, to be accepted for or on behalf of the Executive or third parties, any such business from any such customers of the Company as defined in the preceding subsection.

               (ii) (A) solicit, entice, persuade or induce, directly or indirectly, any employee of the Company or any of its subsidiaries or any other person who was, at any time within one year prior to the cessation of Executive's employment hereunder, then under contract with or rendering services to the Company or any of its subsidiaries, to terminate his or her employment by, or contractual relationship with, the Company or its subsidiaries or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to the Company or its subsidiaries or to become employed by or to enter into contractual relations with persons other than the Company or its subsidiaries; or

                    (B) approach any such employee or other
          person for any of the foregoing purposes; or

                    (C) authorize or knowingly approve or assist in the taking of any such actions by any person other than the Company or any of its subsidiaries.


; provided, however, that if the employment of Executive has been terminated without Cause under this Agreement and the Company has failed to deliver to Executive the Severance Compensation and other benefits due him pursuant to Section 7(c) hereof, Executive shall not be subject to this paragraph (c) immediately upon such non-delivery.

               (d) Notwithstanding any alleged breach of the provisions of this Section 8 by Executive, this Agreement shall continue in full force and effect, and the Company shall be required to make all payments and furnish all benefits due to Executive hereunder, until such time as there is a final judgment by a court of competent jurisdiction finding that there has been a material breach of this Section 8 by Executive, which is no longer subject to appeal by Executive.

          9. Legal fees. The Company shall pay for all fees and expenses of counsel to the Executive for serviced rendered by such counsel in connection with this Agreement.

          10.  Binding Effect; Governing Law;
               Notice of Breach and Right to Cure.

          (a) The rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and assign, including any corporation with which the Company shall merge or consolidate or to which it shall sell all or substantially all of its assets. This Agreement is otherwise nonassignable.

          (b) The interpretation and construction of this Agreement shall be governed by the laws of the State of New York.

          (c) In the event of any material breach by either party of this Agreement, the non-breaching party shall give the breaching party written notice thereof, and the breaching party shall have ten days from receipt of such notice to cure such breach. If the breach is cured within such ten day period, no breach will be deemed to have occurred hereunder.

          11. Arbitration. Disputes between the parties arising under or with respect to this Agreement shall be submitted to arbitration in the City of New York by a single arbitrator under the rules of the American Arbitration Association or a similar organization and the arbitration award shall be binding upon the parties and enforceable in any court of competent jurisdiction. The cost of arbitration, including counsel fees, shall be borne by the Company unless the arbitrator specifically determines that the Executive's position was frivolous and without reasonable foundation in which case the Company and the Executive shall each bear their own expenses.

          12.  Miscellaneous.


          (a) This Agreement may not be modified, amended or rescinded except by a writing duly signed by the parties hereto.

          (b) All notices or other communications described herein or contemplated hereby shall be in writing and shall be deemed to have been duly given if transmitted by facsimile (with proof of delivery) or mailed by registered or certified mail, return receipt requested, (i) if to the Company, directed to Amertranz Worldwide Holding Corp., 2001 Marcus Avenue, Lake Success, New York 10042, and (ii) if to Executive, directed to Mr. Stuart Hettleman at _____________________________, or to such other address as the parties may in writing establish by notice in accordance herewith.

          13. Severability. If any provision herein shall, as a result of arbitration or court proceedings, be determined to be invalid or contrary to law, then that provision alone shall be deemed deleted herefrom and the remainder hereof shall survive.

          14. Indemnification. The Company undertakes to indemnify Executive for all acts or omissions as an officer or director or employee of the Company or any subsidiary thereof, to the full extent provided or permitted under Delaware law, against all damages, expenses and costs (including reasonable counsel fees) in any action or proceeding commenced during the term of employment or after termination of his employment hereunder. The Company agrees to purchase, as promptly as practicable after the Commencement Date, and keep in full force and effect during the term of this Agreement directors and officers liability insurance in an amount not less than $_______________.

          IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be signed and sealed by its undersigned officer, hereunto duly authorized, and Executive has set his hand hereto, all as of the day and year first above written.


ATTEST:                              AMERTRANZ WORLDWIDE HOLDING
                                       CORP.




/s/                                  By: /s/
                                         Name:
                                         Title:


/s/                                  /s/
Witness                              Stuart Hettleman